UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SYSOREX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

SYSOREX, INC.

13880 Dulles Corner Lane, Suite 120

Herndon, VA 20171

June 17, 2022

Dear Stockholders:

Sysorex, Inc. is holding a Virtual Annual Meeting (the “Annual Meeting”) on Monday, July 25, 2022 at 10:00 a.m., Eastern Time. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting https://meetnow.global/M6UYG4V. You will need to provide your 12-digit control number  that is on your proxy card. The formal Notice of Annual Meeting is set forth in the enclosed material.

The matters expected to be acted upon at the Annual Meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Holders of record of Sysorex, Inc. common stock at the close of business on May 27, 2022 are entitled to vote at the Annual Meeting.

It is important that your views be represented. Even if you plan to virtually attend the Annual Meeting, please vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can cast your vote at the virtual Annual Meeting. If you vote by proxy and also participate in the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

We appreciate your investment and interest in Sysorex, Inc. and urge you to cast your vote as soon as possible.

Sincerely,

/s/ Wayne Wasserberg
CEO and Director

SYSOREX, INC.

13880 Dulles Corner Lane, Suite 120

Herndon, VA 20171

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Sysorex, Inc., a Nevada corporation (“Sysorex”), will hold a Virtual 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, July 25, 2022, beginning at 10:00 a.m., Eastern Time, for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To elect three directors nominated by Sysorex’s Board of Directors, based on the recommendation of Sysorex’s independent director, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To approve an amendment to Sysorex’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to be filed with the Secretary of State of Nevada, to change the name of the Company from its current name, Sysorex, Inc., to “SystemX, Inc.”;

3.	To approve the amendment of the Articles of Incorporation to increase the total number of authorized shares of Sysorex’s capital stock from 510,000,000 shares, par value $0.00001 per share, to 3,010,000,000 shares, of which 3,000,000,000 shares will be designated as common stock and 10,000,000 shares will be designated as preferred stock;

4.	To approve the amendment of the Articles of Incorporation to effect a reverse stock split of Sysorex’s outstanding shares of common stock, par value $0.00001 per share, at a ratio of no less than 1-for-500 and no more than 1-for-1,000, with such ratio to be determined at the sole discretion of the Board of Directors, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split”);

5.	To approve the amendment of the Articles of Incorporation, which approval is contingent upon shareholder approval of and the occurrence of the Reverse Stock Split, to decrease the total number of authorized shares of Sysorex’s capital stock from 3,010,000,000, par value $0.00001 per share (assuming that Proposal 3 is approved by stockholders and implemented), to 510,000,000 shares, of which 500,000,000 shares will be designated as common stock and 10,000,000 shares will be designated as preferred stock (the “Decrease in Authorized Shares”);

6.	To approve the amendment to the Articles of Incorporation to remove Article 15 which provides for certain specific requirements for stockholder nomination of directors;

7.	To hold a non-binding advisory vote on executive compensation;

8.	To hold a non-binding advisory vote on the frequency of executive compensation advisory votes;

9.	To ratify the appointment of Friedman LLP as Sysorex’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

10.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment thereof.

Proposal 5, the Decrease in Authorized Shares, is contingent upon shareholder approval of Proposal 4 and the occurrence of the Reverse Stock Split. With respect to all other proposals, including Proposal 4, approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, except for Proposal 5, the approved proposal would still take effect. Note, however, if Proposal 9 (ratification of auditors) is not approved, Sysorex’s Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Sysorex’s Board of Directors has fixed the close of business on May 27, 2022 (the “Record Date”) as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ Wayne Wasserberg
CEO and Director

June 17, 2022

Your vote is very important. Even if you plan to virtually attend the Annual Meeting, we hope that you will read the Proxy Statement and vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

i

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split	26
Effects of the Reverse Stock Split	27
Mechanics of the Reverse Stock Split	28
Fractional Shares	28
Effective Time	28
Appraisal Rights	29
Interest of Certain Persons in Matters to be Acted Upon	29
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split	29
Vote Required	30
Recommendation	31
PROPOSAL 5—APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION TO DECREASE AUTHORIZED SHARES OF COMMON STOCK, WHICH APPROVAL IS CONTINGENT UPON THE OCCURRENCE OF THE REVERSE STOCK SPLIT THAT IS SUBJECT TO STOCKHOLDER APPROVAL IN PROPOSAL 4	31
Potential Benefits of Decreasing Authorized Shares	31
Board Discretion to Implement the Authorized Share Decrease	32
Effective Time	32
Appraisal Rights	32
Interest of Certain Persons in Matters to be Acted Upon	32
Votes Required	33
Recommendation	33
PROPOSAL 6—APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION TO REMOVE STOCKHOLDER NOMINATION OF DIRECTORS REQUIREMENTS	33
Board Discretion to Implement the Removal of Stockholder Nomination Charter Requirements	35
Effective Time	35
Appraisal Rights	36
Interest of Certain Persons in Matters to be Acted Upon	36
Vote Required	36
Recommendation	36
PROPOSAL 7—ADVISORY VOTE ON EXECUTIVE COMPENSATION	36
Vote Required	37
Recommendation	37
PROPOSAL 8—ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES	37
Vote Required	37
Recommendation	37
PROPOSAL 9 —RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37
Pre-approval Policies and Procedures	38
REPORT OF THE AUDIT COMMITTEE	39
Vote Required	39
Recommendation	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
OTHER MATTERS	40
ANNUAL REPORT	40
“HOUSEHOLDING” OF PROXY MATERIALS	41
STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS	41

ii

SYSOREX, INC.

13880 Dulles Corner Lane, Suite 120

Herndon, VA 20171

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Sysorex, Inc., a Nevada corporation (the “Company,” “Sysorex,” “we,” “our” or “us”), of proxies to be voted at our 2022 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions prior to and during the meeting. The Annual Meeting will take place on Monday, July 25, 2022, beginning at 10:00 a.m., Eastern Time, at https://meetnow.global/M6UYG4V.

The Board of Directors of the Company urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan to attend the Annual Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his or her proxy and vote personally by notifying the Secretary of the Company at the Annual Meeting.

This Proxy Statement, the Notice of Annual Meeting, and accompanying proxy are being furnished to holders of our common stock, par value $0.00001 per share, at the close of business on May 27, 2022, the record date for the Annual Meeting (the “Record Date”). Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/M6UYG4V. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m., Eastern Time, on Monday, July 25, 2022. We encourage you to access the meeting prior to the start time leaving ample time for the check in process. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Sysorex, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Wednesday, July 20, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By Email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

or

By Mail:

Computershare

Sysorex, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Which items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting:

1.	To elect three directors nominated by Sysorex’s Board of Directors, based on the recommendation of Sysorex’s independent director, to serve for a one-year term following approval by the stockholders at the Annual Meeting;

2.	To approve an amendment to Sysorex’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to be filed with the Secretary of State of Nevada, to change the name of the Company from its current name, Sysorex, Inc., to “SystemX, Inc.” (the “Corporate Name Change Proposal”);

3.	To approve the amendment of the Articles of Incorporation to increase the total number of authorized shares of Sysorex’s capital stock from 510,000,000 shares, par value $0.00001 per share, to 3,010,000,000 shares, of which 3,000,000,000 shares will be designated as common stock and 10,000,000 shares will be designated as preferred stock (the “Increase in Authorized Shares Proposal”);

4.	To approve the amendment of the Articles of Incorporation to effect a reverse stock split of Sysorex’s outstanding shares of common stock, par value $0.00001 per share, at a ratio of no less than 1-for-500 and no more than 1-for-1,000, with such ratio to be determined at the sole discretion of the Board of Directors, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split Proposal”);

5.	To approve the amendment of the Articles of Incorporation, contingent upon shareholder approval of the Reverse Stock Split Proposal and the occurrence of such reverse stock split, to decrease the total number of authorized shares of Sysorex’s capital stock from 3,010,000,000, par value $0.00001 per share (assuming that Proposal 3 is approved by stockholders and implemented), to 510,000,000 shares, of which 500,000,000 shares will be designated as common stock and 10,000,000 shares will be designated as preferred stock (the “Decrease in Authorized Shares Proposal”);

6.	To approve the amendment to the Articles of Incorporation to remove Article 15 which provides for certain specific requirements for stockholder nomination of directors (the “Removal of Stockholder Nomination Charter Requirements Proposal”);

7.	To hold a non-binding advisory vote on executive compensation;

8.	To hold a non-binding advisory vote on the frequency of executive compensation advisory votes;

9.	To ratify the appointment of Friedman LLP as Sysorex’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

10.	To transact such other business as may properly come before the Annual Meeting and/or any adjournment thereof.

How does the Board recommend I vote on each of the proposals presented in this Proxy Statement?

The Board recommends a vote FOR the election of each of the director nominees to be members of the Board; FOR each of Proposals 2, 3, 4, 5, 6, 7 and 9; and FOR every three years on Proposal 8 as the frequency for the Company’s executive compensation advisory vote.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the Record Date are entitled to receive the Notice of Annual Meeting and to vote their shares of common stock at the Annual Meeting. Holders of our common stock are entitled to one vote for each share of common stock held of record on the Record Date.

How many shares of common stock are outstanding?

As of the Record Date, there were 494,543,611 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the difference between holding common stock as a stockholder of record and as a beneficial owner?

If your common stock is registered in your name with our transfer agent, Computershare Limited (“Computershare”), you are the “stockholder of record” of those shares. The Notice of Annual Meeting, this Proxy Statement and any accompanying materials have been provided directly to you by Sysorex.

If your shares of common stock are held through a broker, bank or other holder of record, you hold your common stock in “street name” and you are considered the “beneficial owner” of those shares of common stock. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your common stock by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Our management believes that Proposal 9 (ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022) is a “routine” matter for which brokers will have authority to vote your shares of common stock at the Annual Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of common stock at the Annual Meeting in relation to Proposal 9. However, Proposals 1 through 8 are non-routine matters for which brokers do not have authority to vote your shares at the Annual Meeting if you do not provide instructions on how to vote your shares. Therefore, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted on all proposals at the Annual Meeting.

How do I vote?

You can vote your shares in one of two ways: either by proxy or in person (virtually) at the Annual Meeting. If you choose to vote by proxy, you may do so via the Internet or by telephone, or by signing and returning the proxy card enclosed therein. Each of these procedures is explained below. Even if you plan to attend (virtually) the Annual Meeting, the Board recommends that you vote by proxy so your shares of common stock will be voted as directed by you if you are unable to attend the virtual Annual Meeting.

Because many stockholders will not attend the virtual Annual Meeting personally, it is necessary that a large number of stockholders be represented by proxy. By following the procedures for voting via the Internet or by telephone, or by signing and returning the enclosed proxy card, your shares can be voted at the virtual Annual Meeting in the manner indicated. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation on Proposals 1 through 9, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

Voting via the Internet

You can vote your shares via the Internet by accessing https://www.investorvote.com/SYSX and following the instructions contained on that website. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.

Voting by Telephone

You can vote your shares by telephone by calling 1-800-652-VOTE (8683) within the U.S., U.S. territories, and Canada. This telephone number is also provided on the proxy card and the voting website. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the telephone, you do not need to mail a proxy card.

Voting by Mail

You can vote by mail by filling out the enclosed proxy card and returning it per the instructions on the card.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

●	Giving written notice to the Corporate Secretary of the Company;

●	Delivering a valid, later-dated proxy in a timely manner; or

●	Voting at the virtual Annual Meeting.

If you are a beneficial owner of common stock, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares of common stock for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Where can I find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

What is a quorum for the Annual Meeting?

The presence of the holders of 247,271,806 shares of common stock, in person (virtually) or by proxy at the Annual Meeting, representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum. If you have returned valid proxy instructions or attend the virtual Annual Meeting, your common stock will be counted for the purpose of determining whether there is a quorum. Proxies that are marked “abstain” and proxies relating to “street name” common stock that are returned to us but marked by brokers as “not voted” will be treated as shares of common stock present for purposes of determining the presence of a quorum on all matters. If there is no quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting to another date. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

What are broker non-votes?

Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares of common stock in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (ii) the bank, broker or other nominee lacks discretionary voting power to vote the common stock. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the common stock.

On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposals 1 through 8 are non-routine items. If you do not give your broker instructions with regard to this proposal, brokers will not be permitted to vote your shares of common stock at the Annual Meeting in relation to this proposal.

Our management believes that Proposal 9 (ratification of the appointment of Friedman LLP as Sysorex’s independent registered public accounting firm for the fiscal year ending December 31, 2022) is a “routine” matters for which brokers will have authority to vote your shares of common stock at the virtual Annual Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of common stock at the Annual Meeting in relation to Proposal 9. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of common stock are voted at the Annual Meeting.

How many votes are required to approve each of the proposals presented in this Proxy Statement, and how are votes counted?

Proposal 1

With respect to Proposal 1 (election of directors), directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

Proposals 2, 3, 4 and 6

With respect to Proposal 2 (Corporate Name Change proposal), Proposal 3 (Increase in Authorized Shares Proposal), Proposal 4 (Reverse Stock Split Proposal) and Proposal 6 (Removal of Stockholder Nomination Charter Requirements Proposal) adoption of each of the proposals requires the affirmative vote of a majority of our outstanding shares entitled to vote on the respective proposal (meaning that the number of shares voted “for” a proposal must exceed 50% of the number of outstanding shares entitled to vote on the proposal). You may vote “for,” “against” or “abstain” from voting on each of Proposals 2, 3, 4 and 6. Abstentions and broker non-votes will have the effect of a vote “against” such proposals.

Proposal 5 (Contingent)

With respect to Proposal 5 (Decrease in Authorized Shares Proposal), adoption of the proposal requires (a) the adoption of Proposal 4 by the affirmative vote of a majority of our outstanding shares entitled to vote on Proposal 4, (b) the occurrence of the Reverse Stock Split that is the subject of Proposal 4, and (c) the affirmative vote of a majority of our outstanding shares entitled to vote on Proposal 5. You may vote “for,” “against” or “abstain” from voting on Proposal 5. Abstentions and broker non-votes will have the effect of a vote “against” Proposal 5.

Proposals 7 and 9

With respect to each of Proposals 7 (non-binding advisory vote on executive compensation proposal) and Proposal 9 (ratification of auditors), adoption of each of the proposals requires the affirmative vote of the majority of the votes present and entitled to vote at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). With respect to each of Proposal 7 and Proposal 9, you may vote “for,” “against” or “abstain” from voting on each such proposal. Abstentions will have the effect of a vote “against” the respective proposal. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote for Proposals 7 & 9.

 Proposal 8

With respect to Proposal 8 (non-binding advisory vote on the frequency of executive compensation advisory votes), the frequency of the advisory vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. With respect to Proposal 8, you may vote every “one year,” “two years,” or “three years” or “abstain” from voting on Proposal 8. If you “abstain” from voting with respect to Proposal 8, your vote will have no effect on this proposal. Broker non-votes will have no effect on the vote for Proposal 8.

How will my common stock be voted at the Annual Meeting?

At the Annual Meeting, the Board (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares of common stock as you instruct. If you submit a proxy but do not indicate how you would like to vote your common stock, your shares will be voted as the Board recommends, which is as follows:

●	FOR Proposal 1 (Election of Directors Proposal);

●	FOR Proposal 2 (Corporate Name Change Proposal);

●	FOR Proposal 3 (Increase in Authorized Shares Proposal);

●	FOR Proposal 4 (Reverse Stock Split Proposal);

●	FOR Proposal 5 (Decrease in Authorized Shares Proposal);

●	FOR Proposal 6 (Removal of Stockholder Nomination Charter Requirements Proposal);

●	FOR Proposal 7 (Non-Binding Advisory Vote on Executive Compensation Proposal);

●	Every Three Years on Proposal 8 (Non-Binding Advisory Vote on the Frequency of Executive Compensation Advisory Votes); and

●	FOR Proposal 9 (Ratification of Auditors).

What happens if stockholders approve one or more proposals but not others?

Approval of any one proposal is not dependent on stockholders approving any other proposal, except the Authorized Share Decrease (Proposal 5) is contingent upon stockholder approval of the Reverse Stock Split (Proposal 4) and the occurrence of such stock split. The Reverse Stock Split (Proposal 4) is not contingent upon stockholder approval of the Authorized Share Decrease (Proposal 5).

Other than Proposal 5, if stockholders approve one proposal, but not others, the approved proposal would still take effect. Note, however, if Proposal 9 (ratification of auditors) is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Who will pay for the cost of the Annual Meeting and this proxy solicitation?

We will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the proxy materials. In addition to these mailed proxy materials, our directors and officers may also solicit proxies in person, by telephone or by other means of communication. Our directors and officers will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc., 48 Wall St., 22nd Floor, New York, NY 10005, to aid in the solicitation of proxies with respect to the Annual Meeting for a fee estimated at $10,000, plus reimbursement for reasonable and customary out-of-pocket expenses.

Why are you holding a virtual meeting instead of a physical meeting?

We are very pleased that this year’s Annual Meeting will be hosted as a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https:// www.meetnow.global/M6UYG4V at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across many browsers (Chrome, Safari, Microsoft Edge, and Firefox) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Microsoft Internet Explorer is not a supported browser. Participants using Wi-Fi should ensure that they have a strong signal and connection to participate in the meeting. We recommend that you access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

Officers, Directors and Director Nominees

Our Board is comprised of three directors, all of whom serve one-year terms expiring on (a) the later of 2022 annual meeting of stockholders and until a successor has been elected and qualified, or (b) until the director’s earlier death, resignation, or removal. Messrs. Wayne Wasserberg, Zaman Khan, and William Stilley currently serve as directors.

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC. Our Board has determined that Mr. Stilley, who serves as chairman of the Company’s audit committee, is an “independent director”.

Based on the recommendation of the Company’s independent director, the Board recommends a vote FOR Messrs. Wasserberg, Khan, and Stilley. If re-elected, they will serve until (a) the later of the 2023 annual meeting of stockholders or until their successors are duly elected and qualified, or (b) their earlier death, resignation, or removal. If any of these nominees is unavailable for election, an event which the Board does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees as may be nominated by the Board.

Vote Required

Directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF MESSRS. WASSERBERG, KHAN, AND STILLEY.

Below is biographical and other information about the nominees for election as director, including information concerning the experience, qualifications, attributes and/or skills that led the independent director and the Board to determine that the nominee should continue to serve as a director.

Name	Age	Positions with the Company and Biography
Wayne Wasserberg,	41

Director, Chief Executive Officer

Mr. Wasserberg is the Chief Executive Officer of Sysorex, Inc. and the President of TTM Digital Assets & Technologies, Inc., and a member of Sysorex’s Board of Directors. Mr. Wasserberg is an executive with more than 15 years of experience working with clients internationally across industries including structured finance, currency trading and arbitrage, alternative assets investments, and infrastructure and real estate development. Prior to joining the Company on April 14, 2021, Mr. Wasserberg was the President of Quantum Lexicon, a company focused on advisory services to technology innovation companies. Before he joined Quantum Lexicon in 2020, Mr. Wasserberg founded and served as CEO of an international real estate brokerage and property management company, where he was directly involved in more than $200 million in closed transactions. In this role, he also provided consulting to large multinational companies regarding their geographic expansions. Mr. Wasserberg began his career at International Sales Group and was responsible for more than $500 million in international sales within a flagship Trump property. Mr. Wasserberg holds a Bachelor of Science from State University of New York, Oneonta.

Zaman Khan	53

Director, President

Mr. Khan has served as our President since August 2018. Mr. Khan has served as a member of our Board since July 2018. Mr. Khan has also served as the President of SGS since January 2017. From 1997 until January 2017, Mr. Khan served as the Executive Vice President at Intelligent Decisions, Inc., an information technology firm specialized in government contracting with an emphasis in intelligence space. From 1991 to 1996, Mr. Khan served as the Director of Business Development of WIN Laboratories, LTD, a manufacturer of WIN Labs computers and reseller specialized in government and commercial contracting. Mr. Khan’s strong background in technology startups, international business development, strategic operations, contract administration, and organizational leadership led us to the conclusion that he should serve as a member of our Board.

William Stilley	54

Director

Mr. Stilley has served as Board of Director and Chairman of the audit committee since joining the Company in July 2021. Mr. Stilley currently serves as Chief Executive Officer and co-founder of the Adial Pharmaceuticals in December 2010. Prior to joining Adial Pharmaceuticals, he was the Vice President, Business Development & Strategic Projects at Clinical Data, Inc., where he worked on licensing and M&A transactions and was involved in management of Phase 3 clinical trials, production of Viibryd® for initial commercial launch of the product, and sourcing drug product and drug substance for the Phase 3 clinical trials of the Company’s vasodilator drug for myocardial stress imaging. He has advised both public and private companies on financing and M&A transactions and has been the COO and CFO of a number of private companies. Before entering the business community, Mr. Stilley served as Captain in the U.S. Marine Corps. Mr. Stilley has an MBA with honors from the Darden School of Business and a B.S. in Commerce/Marketing from the McIntire School of Commerce at the University of Virginia. He has guest lectured at the Darden School of Business in two courses on the management of life science companies, and serves on the Advisory Board of Virginia BIO, the state-wide biotechnology organization, and previously served on Virginia BIO’s board of directors.

There are no family relationships among any of the Company’s directors or executive officers.

Our officers and directors are well qualified as leaders. In their prior positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and they have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Our officers are elected by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board.

Corporate Governance

Director Independence

Our common stock is presently quoted on the OTCQB under the symbol “SYSX”. Under the rules of the OTCQB, we are not required to maintain a majority of independent directors on our Board, and we are not required to establish committees of the Board consisting of independent directors. However, we intend to apply to list our common stock on a national securities exchange such as the Nasdaq Capital Market or the NYSE American. There is no assurance that our listing application will be approved by the Nasdaq Capital Market or the NYSE American. In order to list our common stock on a national securities exchange, we are required to comply with listing standards relating to corporate governance, requiring, among other things, that:

●	A majority of our Board consist of “independent directors” as defined by the applicable rules and regulations of the relevant national securities exchange;

●	The compensation of our executive officers to be determined, or recommended to the Board for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a compensation committee comprised solely of independent directors;

●	That director nominees to be selected, or recommended to the Board for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors; and

●	Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the listing rules of the national securities exchange.

In order to be considered independent for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. Our Board has determined in its business judgment that William Stilley is an independent director. Although we are not currently a listed issuer, our Board has determined director independence in accordance with the Nasdaq Capital Market, the Sarbanes-Oxley Act and related SEC rules.

Our Board of Directors and its Committees

During the fiscal year ended December 31, 2021, the Board held approximately thirteen meetings. Each of our directors attended at least 75% of all the meetings of the Board and those committees on which he or she served during the fiscal year ended December 31, 2021, either in person or telephonically. The Board of Directors encourages all members to attend stockholder meetings, but the Board has not adopted a formal policy regarding attendance.

Audit Committee

Our Board of Directors has one standing committee, the Audit Committee (the “AC”). The AC chairman is William Stilley, our independent board member. The AC approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the AC reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation Committee, Corporate Governance and Nominating Committees

We currently are not required to have, and do not have, a compensation committee, a corporate governance and nominating committee, or any other Board committee performing equivalent functions. Currently, the members of our full Board participate in discussions concerning executive officer compensation and Board matters.

Stockholder Communications with the Company or the Board

Stockholders can communicate with the Company through the Company’s investor relations firm, Crescendo Communications LLC, (“firm”) which is noted on each press release issued by the Company. The firm then communicates with the Board of Directors on any inquiries.

Stockholder Proposals and Director Nominations

Stockholder proposals are reviewed by the Secretary for compliance with the requirements for such proposals set forth in Rule 14a-8 promulgated under the Exchange Act. Stockholder proposals that meet these requirements will be summarized by the Secretary. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Board.

Stockholder nominations for directors are reviewed by the Secretary for compliance with the requirements for director nominations that are set forth in our Articles of Incorporation and Bylaws. Stockholder nominations for directors that meet these requirements are summarized by the Secretary. Summaries and copies of the nominations are then circulated to the Chairman of the Board.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to members of our Board, our executive officers, and our employees. The Code of Ethics is available on our website at https://sysorexinc.com/business-conduct-and-ethics/. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website at the address specified above.

Limitation on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by the Nevada Revised Statutes. In addition, our Articles of Incorporation provides that our directors and officers will not be personally liable for monetary damages to the Company or its stockholders. Our bylaws also permit us to maintain insurance on behalf of any director or officer or is or was serving at our request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

The Board may, in its discretion, cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the Sysorex as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. No such person shall be indemnified against, or be reimbursed for, any expense or payments incurred in connection with any claim or liability if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

The Board’s Role in Risk Oversight

Although our management is primarily responsible for managing our risk exposure on a daily basis, our Board of Directors oversees the risk management processes. Our Board, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, our Audit Committee supports our Board in discharging its oversight duties and addresses risks inherent in its area.

Director Compensation

Any non-employee directors of Sysorex will be paid an annual fee equal to $80,000, payable quarterly. Accordingly, William B. Stilley earned fees of $26,000 for his service as a non-employee director during 2021.

In addition, upon the designation of committees of the Board, we expect that the Board will approve an additional annual fee to be paid to the chair of each committee of the Board. Fees to independent directors may be made by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be independent. We expect that each director that is not an executive officer may also receive grants under the Plan. We expect that any of our executive officers who also serve as directors, however, will not be separately compensated by us for their service as directors. We expect that all members of the Board will be reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.

Fiscal Year Ended December 31, 2021 Director Compensation Table

Name	Fees earned or paid in cash ($)		Stock Awards ($)		Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
William B. Stilley (1)	$26,000	(2)	$20,000	(3)	$--	$--	$--	$--	$46,000

(1)	Mr. Stilley was appointed as a member of our Board of Directors on September 3, 2021.

(2)	Of this amount, the Company paid Mr. Stilley $6,000. The remaining $20,000 was accrued and unpaid as of December 31, 2021.

(3)	Mr. Stilley was issued 50,000 restricted shares. The fair value at the date of the grant was $0.40 per share.

Executive Compensation

The following table summarizes all compensation recorded by us in the fiscal years ended December 31, 2021 and 2020 for:

●	our principal executive officer or other individual serving in a similar capacity, and

●	our two most highly compensated executive officers, other than our principal executive officer, who were serving as corporate officers at December 31, 2021.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

Summary Compensation Table

for Fiscal Years Ended December 31, 2021 and 2020

				Option		All Other
		Salary	Bonus	Awards		Compensation		Total
Name and Principal Position	Year	($)	($)	($)		($)		($)
Wayne Wasserberg,	2021	$286,667	$100,000	$—		$400,000	(1)	$786,667
Chief Executive Officer	2020	$—	$—	$—		$—		$—
Zaman Khan,	2021	$245,542	$200,000	$28,623	(2)	$164,700	(2)	$638,865
President (2)	2020	$291,084	$200,000	$—		$—		$491,084
Vincent Loiacono,	2021	$220,568	$60,000	$28,623	(3)	$45,000	(3)	$354,191
Chief Financial Officer (3)	2020	$171,136	$60,000	$—		$—		$231,136

(1)	Pursuant to the terms of Mr. Wasserberg’s Employment Agreement (see “—Employment Agreements and Arrangements—Wayne Wasserberg” below), the Company granted to Mr. Wasserberg 500,000 shares of common stock on July 20, 2021. This amount reflects the full grant date fair value of the stock award as measured pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 as stock-based compensation in our consolidated financial statements. The fair value at the date of the grant was $0.40 per share. This amount does not necessarily correspond to the actual value that may be recognized from the stock award by Mr. Wasserberg.

The remaining 500,000 shares of common stock were granted to Mr. Wasserberg on January 20, 2022. The fair value of the stock award at the date of grant was $0.40 per share.

(2)

As of April 15, 2021, a bonus in the amount of $164,700 was accrued and unpaid. On April 15, 2021, in connection with the reverse triangular merger, the Company and Mr. Khan agreed to convert the full amount of the accrued and unpaid bonus to shares of common stock at a price per share of $0.569. Accordingly, on April 15, 2021, the Company issued 289,455 shares of common stock to Mr. Khan.

On July 20, 2021, the Board of Directors granted an option to Mr. Khan to purchase 750,000 shares of common stock. These options were fully vested at grant. The fair value at the date of the grant was $0.24. The fair value of the grant is amortized over the service life of the grant.

(3)

As of April 15, 2021, a bonus in the amount of $45,000 was accrued and unpaid. On April 15, 2021, in connection with the reverse triangular merger, the Company and Mr. Loiacono agreed to convert the full amount of the accrued and unpaid bonus to shares of common stock at a price per share of $0.569. Accordingly, on April 15, 2021, the Company issued 79,086 shares of common stock to Mr. Loiacono.

On July 20, 2021, the Board of Directors granted an option to Mr. Loiacono to purchase 750,000 shares of common stock. These options were fully vested at grant. The fair value at the date of the grant was $0.24. The fair value of the grant is amortized over the service life of the grant.

Executive Officer Compensation

The Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Employment Agreements and Arrangements

Wayne Wasserberg – Chief Executive Officer

On May 7, 2021, the Company entered into an Employment Agreement with its Chief Executive Officer, Wayne Wasserberg, pursuant to which Mr. Wasserberg will continue to serve as the Chief Executive Officer of the Company and as President, Treasurer, and Secretary of its wholly owned subsidiary, TTM. Under the Employment Agreement, Mr. Wasserberg will receive an annual base salary of Four Hundred Thousand Dollars ($400,000). In addition, he was granted a sign-on bonus of Fifty Thousand Dollars ($50,000) and will receive an additional bonus of Fifty Thousand Dollars ($50,000) upon the Employee’s successful completion of six (6) months of employment with the Company. Further, the Employment Agreement states that additional bonus performance criteria are to be included within two (2) months of the effective date of the Employment Agreement, subject to approval of the board of directors of the Company (the “Board”). The Company also agreed that Mr. Wasserberg shall receive an initial stock grant of 200,000 shares of the Company’s common stock once the employee stock option plan is approved by the Board and filed on Form S-8 with the Securities and Exchange Commission. The Employment Agreement subjects Mr. Wasserberg to customarily confidentiality, non-solicitation, and intellectual property assignment provisions. The Employment Agreement provides for a two-year term and may be terminated by either party in accordance with its terms. The Employment Agreement obligates the Company to remit certain cash payments to Mr. Wasserberg in connection with qualifying terminations, encompassing three termination scenarios: with Just Cause (as defined in the Employment Agreement), without Just Cause, and in the event of disability and death. Termination with Just Cause results in payments of the relevant portion of base salary, accrued and unused vacation, payments of unreimbursed expenses and receipt of the vested portion of any benefit plan (the “Just Cause Payments”). In the event, Mr. Wasserberg is terminated without Just Cause or within the twenty-four (24) month period following a Change of Control (as defined in the Employment Agreement), then the Company shall, in addition to the Just Cause Payments, (1) continue to pay his base salary for one month for every two months of employment after the effective date of the Employment Agreement up to a maximum of twelve (12) months subject to and conditioned upon Employee signing a full general release of any and all known and unknown claims against the Company; and (2) within forty-five days of termination pay to Employee one hundred percent of the value of any accrued but unpaid bonus that Employee otherwise would have received. If the employment of Mr. Wasserberg is terminated due to his disability or death, the Company will be required to pay to him or his estate the amounts required by law or disability plans and the Just Cause Payments.

Zaman Khan – President

In connection with the Spin-off, on August 31, 2018, the Company entered into an Amended and Restated Employment Agreement with Zaman Khan, pursuant to which Mr. Khan acts as the Chief Executive Officer for the Company and as the President of SGS. The term of the agreement is 24 months. Mr. Khan is paid an annual salary of $300,000 a year for his services (the “Khan Base Salary”). In addition to the Khan Base Salary, Mr. Khan receives a quarterly incentive bonus in the amount of $50,000 and is eligible to participate in any executive bonus pools, discretionary performance bonuses (based on targets or other performance objectives) or deferred compensation plans that the Company may establish in its sole discretion. Mr. Khan also receives medical, dental, and vision insurance coverage for him, his spouse and his children, to the same extent and on the same terms and conditions that such coverage is provided to other senior management employees of the Company and may participate in the Company’s 401(k) plan to the same extent and on the same terms and conditions that other senior management employees of the Company are permitted to participate. Mr. Khan is entitled to three weeks paid vacation per year and paid sick days to the same extent and on the same terms and conditions that the Company provides to its other senior management employees.

The Company may, in its sole discretion, terminate the agreement, including for Just Cause, as defined in the agreement. Mr. Khan may resign from his employment as a result of a material diminution of his duties, responsibilities, authority, and position with both the Company and SGS, or a material reduction in his compensation and benefits, or if he ceases to hold the position of Chief Executive Officer at the Company after a Change of Control, as defined in the agreement (each a “Khan Termination Event”). If the Company terminates the agreement without Just Cause or within 24 months following a Change of Control, or if Mr. Khan resigns his position as a result of a Termination Event, the Company must: (i) continue to pay to Mr. Khan the Khan Base Salary, subject to customary payroll practices and withholdings, for six months or for 12 months if he was employed for more than 24 months after the Effective Date (subject to and conditioned upon Mr. Khan signing a full general release of any and all known and unknown claims against the Company, SGS and their related parties) (the “Khan Severance Payment”); (ii) within 45 days of termination or resignation, pay to Mr. Khan 100% of the value of any accrued but unpaid bonus that he otherwise would have received; (iii) pay to Mr. Khan the value of any accrued but unpaid vacation time; (iv) pay to Mr. Khan any unreimbursed business expenses and travel expenses that are reimbursable under the agreement; (v) pay an amount equal to the Company’s monthly COBRA premium in effect on the date of termination for the number of months applicable to the Khan Severance Payment; and (vi) to the extent required under the terms of any benefit plan the vested portion of any benefit under such plan. If the Company terminates the agreement for Just Cause, Mr. Khan will receive only that portion of the Khan Base Salary, accrued but unused vacation pay, and unreimbursed business expenses, that has been earned or have been incurred through the date of termination and, to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan. Mr. Khan’s employment will be terminated immediately upon (i) his Disability, as defined in the agreement, for a period exceeding 3 months in any twelve-month period, or (ii) his death. If Mr. Khan’s employment is terminated due to Disability or death, the Company will be required to pay to him or his estate, unrelated to any amounts that he may receive pursuant to any short-term and long-term disability plans or life insurance plans, the Khan Base Salary and accrued but unpaid vacation pay earned through the date of termination, unreimbursed business expenses and to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan.

Mr. Khan has agreed to certain confidentiality, non-compete and non-solicitation provisions and the Company has agreed to indemnify Mr. Khan for acts undertaken in the course of his service so long as (i) he acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company and SGS, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) his conduct did not constitute gross negligence or willful or wanton misconduct.

Vincent Loiacono–Chief Financial Officer

The Company entered into an Employment Agreement with Vincent Loiacono, pursuant to which Mr. Loiacono acts as the Chief Financial Officer for the Company and SGS. Mr. Loiacono is paid an annual salary of $250,000 a year for his services (the “Loiacono Base Salary”). In addition to the Loiacono Base Salary, Mr. Loiacono receives a quarterly incentive bonus in the amount of $15,000 and is eligible to participate in any executive bonus pools, discretionary performance bonuses (based on targets or other performance objectives) or deferred compensation plans that the Company may establish in its sole discretion. Mr. Loiacono also receives medical, dental, and vision insurance coverage for him, his spouse and his children, to the same extent, and on the same terms and conditions that such coverage is provided to other senior management employees of the Company and may participate in the Company’s 401(k) plan to the same extent and on the same terms and conditions that other senior management employees of the Company are permitted to participate. Mr. Loiacono is entitled to three weeks paid vacation per year and paid sick days to the same extent and on the same terms and conditions as the Company provides to its other senior management employees.

The Company may, in its sole discretion, terminate the agreement, including for Just Cause, as defined in the agreement. Mr. Loiacono may resign from his employment as a result of a material diminution of his duties, responsibilities, authority, and position with both the Company and SGS, or a material reduction in his compensation and benefits, or if he ceases to hold the position of Chief Financial Officer at the Company after a Change of Control, as defined in the agreement (each a “Loiacono Termination Event”). If the Company terminates the agreement without Just Cause or within 24 months following a Change of Control, or if Mr. Loiacono resigns his position as a result of a Termination Event, the Company must: (i) continue to pay to Mr. Loiacono the Loiacono Base Salary, subject to customary payroll practices and withholdings, for one month for every 3 months of employment after the Effective Date up to a maximum of 6 months (subject to and conditioned upon Mr. Loiacono signing a full general release of any and all known and unknown claims against the Company, SGS and their related parties) (the “Loiacono Severance Payment”); (ii) within 45 days of termination or resignation, pay to Mr. Loiacono 100% of the value of any accrued but unpaid bonus that he otherwise would have received; (iii) pay to Mr. Loiacono the value of any accrued but unpaid vacation time; (iv) pay to Mr. Loiacono any unreimbursed business expenses and travel expenses that are reimbursable under the agreement; (v) pay an amount equal to the Company’s monthly COBRA premium in effect on the date of termination for the number of months applicable to the Loiacono Severance Payment; and (vi) to the extent required under the terms of any benefit plan the vested portion of any benefit under such plan. If the Company terminates the agreement for Just Cause, Mr. Loiacono will receive only that portion of the Loiacono Base Salary, accrued but unused vacation pay, and unreimbursed business expenses, that has been earned or have been incurred through the date of termination and, to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan. Mr. Loiacono’s employment will be terminated immediately upon (i) his Disability, as defined in the agreement, for a period exceeding 3 months in any twelve-month period, or (ii) his death. If Mr. Loiacono’s employment is terminated due to Disability or death, the Company will be required to pay to him or his estate, unrelated to any amounts that he may receive pursuant to any short-term and long-term disability plans or life insurance plans, the Loiacono Base Salary and accrued but unpaid vacation pay earned through the date of termination, unreimbursed business expenses and to the extent required under the terms of any benefit plan, the vested portion of any benefit under such plan.

Mr. Loiacono has agreed to certain confidentiality, non-compete and non-solicitation provisions and the Company has agreed to indemnify Mr. Loiacono for acts undertaken in the course of his service so long as (i) he acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Company and SGS, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) his conduct did not constitute gross negligence or willful or wanton misconduct.) plan to the same extent and on the same terms and conditions that other senior management employees of the Company are permitted to participate. Mr. Loiacono is entitled to three weeks paid vacation per year and paid sick days to the same extent and on the same terms and conditions as the Company provides to its other senior management employees.

Outstanding Equity Awards at Fiscal Year-End

The following table includes outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End

The following table includes outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date

Wayne Wasserberg	-		-	$	N/A	-
Zaman Khan	750,000	(1)	-		$2.00	7/19/2031
Vincent Loiacono	750,000	(1)	-		$2.00	7/19/2031

(1)	Represents a grant by the Board of Directors on July 20, 2021, of an option purchase 750,000 shares of common stock at an exercise price of $2.00 per share. The grant was fully vested on the date of grant.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants or rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	1,656,000	$2.00	6,424,000
Equity compensation plans not approved by security holders	-	N/A	-
Total	1,656,000	$2.00	6,424,000

Executive Officer Compensation

The Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Certain Relationships And Related Party Transactions

Review, Approval or Ratification of Transactions with Related Persons.

The Board reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described below, no transaction requiring disclosure under applicable federal securities laws occurred during fiscal year 2021 that was submitted to the Board for approval as a “related party” transaction.

Related Party Transactions

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

For the period from January 1, 2021, through the date of this report (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Effective April 1, 2021, the Company entered a variety of contracts with CoreWeave, Inc. (“CoreWeave”).

Asset Contribution and Exchange Agreement

On April 1, 2021, CoreWeave contributed 3,130 GPU of data mining equipment with 150 gigahash of computing power to the Company in exchange for an equity interest representing 28.65% of the outstanding pre-merger equity of TTM Digital prior to the merger transaction with Sysorex for a total value of approximately $12 million. As a result of the merger, and in consideration for the 28.65% ownership of TTM Digital. CoreWeave was issued 35,588,548 shares of Sysorex common stock at the merger.

Lease to Buy Purchase Order

The Company acquired 1,344 GPU data mining equipment with 125 gigahash of computing power in a lease to buy arrangement. The Company agreed to total payments of $2.2 million over 180 days subject to acceleration based on the completion of certain corporate events. Revenue generated by operation of the equipment from April 1, 2021, shall be credited against the purchase price until payment of the balance of the purchase price. The Company has determined that the fair value of the installment payments is $2.1 million and will record $70,000 in financing interest costs for the aggregate $2.2 million in installment payments. The Company recognized approximately $70,000 of such interest expenses for the year ended December 31, 2021, respectively.

Hosting Facilities Services Order

The Hosting Facility Services Order (the “Hosting Contract”) provided for the provision of hosting facility space and services by CoreWeave. The services are paid for in advance of the service month and the initial term of the hosting services is through June 30, 2022 and renews automatically for successive one year renewal terms unless either party terminates within sixty (60) days of the expiration of the then current term. At the signing of the Hosting Contract an estimated 382 data mining rigs were covered at an estimated monthly cost of approximately $21,556 ($260,000 per year). The Company recorded $194,000 in hosting costs for the year ended December 31, 2021.

Services Agreement

The initial term of the Services Agreement runs from April 1, 2021, through December 31, 2022, and automatically renews thereafter for successive one (1)-year terms unless either party provides written notice to the other of nonrenewal within sixty (60) days of the expiration of the then current Term. The initiation of the Services Agreement required a one-time payment of $100,000. The monthly base management fee was set to $20.00 per GPU-based Mining System (approximately $20,000 per month), and $6.50 per ASIC-based Mining System. Base management fees are paid in arrears and due within fifteen (15) days of invoice receipt. If, during any calendar month of the Term, CoreWeave operates on average, more than 1,500 Mining Systems on behalf of the Company, the Base Management Fee with respect to the excess Mining Systems above 1,500 is discounted by 40%. The Company recorded $215,460 in mining costs for the year ended December 31, 2021.

Master Services Agreement

On April 29, 2021, the Company entered into a Master Services Agreement with CoreWeave to provide support to management relating to cryptocurrency expertise, marketing, and other operational matters for a three-month term. The compensation for these services is a fixed fee of $35,000 per 30-day period, which includes 175 hours per period. The Company recorded $105,000 and in service costs for the year ended December 31, 2021. Effective February 24, 2022, the master services agreement has been terminated.

First Choice International Company, Inc (“First Choice”)

On July 9, 2021, the Company executed an agreement whereby First Choice will provide consulting services to the Company. The Company paid First Choice a fully earned flat fee of $175,000 for its services. The Agreement shall extend for an initial period of six (6) months. Unless immediate termination is otherwise specifically permitted herein, the Company may cancel the agreement by providing thirty (30) calendar days written notice. Notwithstanding, in the event of a Termination Notice, all the compensation due during the Term or any extension thereof shall be deemed fully earned and/or immediately due and payable.

Bespoke Growth Partners, Inc. (“Bespoke”)

Effective July 13, 2020, the Company entered into a consulting agreement with Bespoke. Subsequently, on January 13, 2021, the Company and Bespoke agreed to enter into an Expansion Agreement. Pursuant to the expansion agreement, the Company issued to Bespoke 250.000 shares of restricted common stock, of which 20,000 were earned as of the effective date of the original agreement and 230,000 which were earned as a result of the expansion agreement. The issuance of the shares was included within the Sysorex Recapitalization shares associated with the reverse merger on April 14, 2021.

Effective April 1, 2021, the Company entered into a consulting agreement with Bespoke. In connection with the consulting agreement, the Company agreed to issue 5,589,820 shares of common stock, of which 5,250,000 were issued in the form of pre-funded warrants, of which as of December 31, 2021, have yet to be exercised. The Company recognized an expense associated with the share issuance totaling approximately $1,884,888.

Effective as of April 15, 2021, the Company entered into a consulting agreement with Bespoke. Under the terms of the consulting agreement, the Company incurred an expense of approximately $738,221 and paid a total amount of $975,000 during the year ended December 31, 2021. In addition, in accordance with the terms of the consulting agreement, the Company made an additional payment of $200,000 in January 2022 for consulting services for the period of January 15, 2022, through April 14, 2022. Lastly, the Company may request Bespoke to expand its services.

Effective as of January 13, 2022, the Company entered into a consulting agreement with Bespoke. Under the terms of the consulting agreement, the Company is to pay Bespoke a gross advisory fee of $975,000. On March 23, 2022, the Company paid off the balance owed for this service.

Ressense LLC

On August 4, 2021, the Company executed a six (6) month business advisory services agreement with Ressense LLC. The services to be provided include potential business activities including acquisition, merger and reverse merger opportunities. As compensation for the performance of services, the Company paid and recorded $125,000 for the year ended December 31, 2021. The business advisory services agreement expired January 31, 2022.

Style Hunter, Inc.

On September 26, 2021, the Company acquired a 5% minority interest in Style Hunter, Inc. (“Hunt”).  The Hunt issued 613,723 shares of its common stock: par value $0.0001 per share for $0.81470 per share for a total price of $500,000. The Company shall have a one-time option to purchase an additional $500,000 of the Common Stock (“Option”) on or before the 360-day anniversary of Closing Date as follows: (i) if the Buyer exercises its Option prior to the 90-day anniversary of Closing Date the per-share purchase price of the additional shares of Common Stock (the “Option Price”) shall be $0.81470 (a $10,000,000 Company valuation), (ii) if the Buyer exercises its Option after the 90-day anniversary of Closing Date, but prior to the 180-day anniversary of Closing Date, the Option Price will be $1.22200 (a $15,000,000 Company valuation), or (iii) if the Buyer exercises its option after the 180-day anniversary of Closing the Option Price will be $2.03670 (a $25,000,000 Company valuation).

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

General, Background, and Reason

Proposal 2 is a proposal to approve an amendment to the Articles of Incorporation, to be filed with Secretary of State of Nevada, to change the name of the Company from Sysorex, Inc. to “SystemX, Inc.”

The Board has determined that the Company the name change to “SystemX, Inc.” is easier to pronounce, may be more memorable and could provide for better corporate branding than the Company’s current name. The Board has determined that the name change would be beneficial to the stockholders for these reasons, which could help the Company conduct business in the industries in which it operates.

Appraisal Rights

Under Nevada Revised Statutes, stockholders are not entitled to dissenters’ or appraisal rights with respect to the corporate name change amendment.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director of the Company has any substantial interest, direct or indirect, by security holdings or otherwise, in the name change that is not shared by all of our other stockholders.

Vote Required

Nevada Revised Statutes 78.390 requires that at least a majority of the voting power of the Company is required to vote in favor of the amendment to the Articles of Incorporation to effect the corporate name change.

“Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have the effect of a vote against the Corporate Name Change Proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE CORPORATE NAME CHANGE PROPOSAL.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

We are asking stockholders to adopt and approve an amendment to our Articles of Incorporation to effect the authorized share increase (the “Authorized Share Increase”). On June 15, 2022, our Board of Directors unanimously approved and declared advisable the proposed Authorized Share Increase Amendment, and recommends that our stockholders adopt and approve the proposed Authorized Share Increase Amendment. If approved by stockholders, this Proposal 3 will authorize the amendment of our Articles of Incorporation to effect the Authorized Share Increase from 510,000,000 shares of common stock to 3,000,000,000 shares of common stock. The number of authorized shares of preferred stock will be designated as 10,000,000.

Assuming stockholders approve the Authorized Share Increase Amendment, the effective date of the Authorized Share Increase will be determined at the sole discretion of the Board of Directors, and may occur as soon as the day of the Annual Meeting. The effective date of the Authorized Share Increase will be publicly announced by Sysorex. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Increase and not to file any amendment to our Articles of Incorporation.

Shares Required for Convertible Debentures

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, the Company needs to significantly increase its authorized shares of common stock to potentially settle convertible debenture conversions (the “Convertible Debentures”). As of March 31, 2022, convertible debentures and warrants, including interest payable to the convertible debenture holders, totaled $17.7 million.

On July 7, 2021, the Company consummated the initial closing of a private placement offering (the “Offering”) pursuant to the terms and conditions of a Securities Purchase Agreement for up to $15,187,500 in principal amount (“Original Principal Value”) Convertible Debentures. To manage the administration of the Offering the Company entered into a placement agency agreement with Joseph Gunner & Co. LLC, a U.S. registered broker-dealer (“Placement Agent”). At the initial closing, the Company sold the purchasers (i) 12.5% Original Issue Discount Convertible Debentures (“Debentures”) in an aggregate principal amount of $9,990,000 and (ii) warrants to purchase up to 3,534,751 shares of common stock of the Company. The Company received total gross proceeds of $8,880,000 taking into account the 12.5% discount before deducting placement agent fees and expenses of approximately $913,000. The Debentures mature on July 7, 2022, subject to a three-month extension upon mutual agreement of the Company and the holder.

On August 13, 2021, the Company consummated the second closing of the offering pursuant to the same terms and conditions of the Securities Purchase Agreement dated July 7, 2021. At the second closing, the Company sold the purchasers (i) 12.5% Original Issue Discount Senior Secured Convertible Debentures in an aggregate principal amount of $3,976,875 and (ii) warrants to purchase up to 1,862,279 shares of common stock of the Company. The Company received a total of $3,535,000 in gross proceeds following the second closing taking into account the 12 % discount before deducting placement agent fees and expenses of approximately $354,000. The Debentures mature on August 13, 2022, subject to a three-month extension upon mutual agreement of the Company and the holder. We believe we are currently in default under the terms of our secured convertible notes.

Under the conversion terms of the Debentures, the Debenture is convertible, in whole or in part, into shares of Common Stock at the option of the Holder at any time until the Debenture is no longer outstanding. The Holder executes a conversion by delivering to the Company a Notice of Conversion specifying the principal amount to be converted and the date on which the conversion is to be executed. The conversion price is set at the lower of (i) $18.00 and (ii) 80% of the average of the VWAP during the 5 Trading Day period immediately prior to the applicable Conversion Date (the “Conversion Price”). The number of Conversion Shares to be issued is determined by dividing the outstanding principal amount of the debenture to be converted by the Conversion Price. The Debentures are subject to mandatory conversion (“Mandatory Conversion”) in the event the Company closes a registered public offering of its Common Stock and receives gross proceeds of not less than $40,000,000 and at the completion of which the Company’s securities are traded on a national exchange (“Qualified Offering”).

For the three months ended March 31, 2022, the convertible debenture holders converted approximately $1.6 million of debt owed to them into approximately 72.7 million shares. As a result of the conversions, the Company recorded a loss on debt extinguishment of approximately $0.5 million,

Subsequent to March 31, 2022, convertible debenture holders have converted approximately $2.1 million of debt owed to them into approximately 257.0 million shares of the Company’s common stock.

The Board believes that submitted and potential conversions of outstanding Convertible Debentures may require the Company to issue approximately 730,000,000 shares of common stock based on the Conversion Price of May 31, 2022. The VWAP of our common stock is inversely related to the number of shares that the Company may be required to issue when Convertible Debentures are converted. Therefore, if the VWAP of our common stock decreases, we may be required to issue significantly more than 730,000,000 shares of common stock. Accordingly, the Board has determined that authorizing the issuance of up to 3,000,000,000 shares of common stock is advisable at this time.

Potential Benefits of Increasing Authorized Shares

In addition to the Company’s need to have shares available to settle conversion of the Convertible Debentures, our Board believes it is in Sysorex’s best interests to increase the number of authorized shares of common stock in order to give us greater ability and flexibility in considering and planning for future corporate needs, including, but not limited to, conversion of existing and future convertible instruments which the company has issued already or may issue in the future, stock dividends, grants under equity compensation plans, stock splits, financings, potential strategic transactions, including mergers, acquisitions and business combinations, as well as other general corporate transactions. The Board believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us.

Except as set forth herein, we do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock that will result from adoption of the proposed Authorized Share Increase Amendment. We are asking stockholders to approve the Authorized Share Increase Amendment which, if approved by stockholders, will authorize the amendment of our Articles of Incorporation to effect the Authorized Share Increase from 510,000,000 shares of common stock to 3,000,000,000 shares of common stock. The number of authorized shares of preferred stock will be designated as 10,000,000.

Except as otherwise required by law, the newly authorized shares of common stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the Authorized Share Increase Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our common stock, including, but not limited to, pursuant to the Offering, may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding common stock at the time the additional shares are issued.

Any newly authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The Authorized Share Increase Amendment will not affect the rights of current holders of our common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Increase

The Board believes that stockholder adoption and approval of the Authorized Share Increase is in the best interests of our stockholders. If our stockholders approve this Proposal 3, the Board will implement the Authorized Share Increase only upon a determination that the Authorized Share Increase is in the best interests of the stockholders at that time.

Effective Time

The effective time of the Authorized Share Increase, if the proposed Authorized Share Increase Amendment is adopted and approved by stockholders and the Authorized Share Increase is implemented at the direction of the Board, will be the date and time that the Certificate of Amendment effecting the Authorized Share Increase is filed with the Nevada Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the 2022 annual meeting of stockholders; provided, however, that in no event will the Authorized Share Increase become effective until it has been processed by FINRA. The exact timing of the Authorized Share Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to Sysorex and its stockholders, and the effective date will be publicly announced by Sysorex.

The Authorized Share Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment with the Nevada Secretary of State, notwithstanding stockholder adoption and approval of the Authorized Share Increase Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase. If the Certificate of Amendment implementing the Authorized Share Increase is not effective with the Nevada Secretary of State on or before the date of the 2023 annual meeting of stockholders, the Board will be deemed to have abandoned the Authorized Share Increase.

Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Increase and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Share Increase that is not shared by all of our other stockholders.

Vote Required

Under the Nevada Revised Statutes, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to adopt and approve the Authorized Share Increase Amendment. You may vote “for,” “against” or “abstain” from voting on Proposal 3. Abstentions and broker non-votes will have the effect of a vote “against” Proposal 3.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AUTHORIZED SHARE INCREASE PROPOSAL.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

We are asking stockholders to adopt and approve an amendment to our Articles of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock (collectively, the “Reverse Stock Split Amendment”). On June 15, 2022, our Board of Directors unanimously approved and declared advisable the proposed Reverse Stock Split Amendment, and recommends that our stockholders adopt and approve the proposed Reverse Stock Split Amendment. If approved by stockholders, this Proposal 4 will authorize the amendment of our Articles of Incorporation to effect the Reverse Stock Split at a ratio of no less than 1-for-500 and no more than 1-for-1,000, with such ratio to be determined at the sole discretion of the Board of Directors, with any fractional shares being rounded up to the next higher whole share.

Assuming stockholders approve the Reverse Stock Split Amendment, the effective date of the Reverse Stock Split will be determined at the sole discretion of the Board of Directors, and may occur as soon as the day of the Annual Meeting; provided, however, that in no event will the Reverse Stock Split become effective until it has been processed by the Financial Industry Regulatory Authority (“FINRA”). The effective date of the Reverse Stock Split will be publicly announced by Sysorex. The Board of Directors may determine, in its sole discretion, not to effect the Reverse Stock Split and not to file any amendment to our Articles of Incorporation.

If we effect the Reverse Stock Split, then, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the then-outstanding shares of common stock immediately following the Reverse Stock Split that such stockholder held immediately prior to the Reverse Stock Split. The par value of our common stock will remain unchanged at $0.00001 per share. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholder who would be entitled to receive a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share.

If the proposed Reverse Stock Split Amendment is adopted and approved by our stockholders and the Board elects to effect the Reverse Stock Split, we will file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State that sets forth the Reverse Stock Split Amendment and the Reverse Stock Split ratio as determined by the Board. The Certificate of Amendment will be effective immediately upon filing with the Nevada Secretary of State or such later time as is set forth therein. The Board also may determine in its discretion to abandon such amendment, and not effect the Reverse Stock Split.

Background and Reasons for the Reverse Stock Split

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split is to increase the share price of our common stock. Our Board of Directors believes that attaining and maintaining the stock price at higher levels will enable the Company to up-list to a national securities exchange and to achieve better access to capital, both of which are in the best interests of our company and its stockholders. Our Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors. We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of the Reverse Stock Split is in our company’s and our stockholders’ best interests.

However, despite approval of the Reverse Stock Split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that our minimum bid price would be or remain following the Reverse Stock Split at a level high enough to enable us to up-list to a national securities exchange or to attract capital investment in our company.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

After undertaking a thorough analysis of the advisability of the Reverse Stock Split and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Reverse Stock Split is conditioned on our Board’s consideration of the totality of the circumstances.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of no less than 1-for-500 and no more than 1-for-1,000 is in the best interests of our stockholders because it provides the Board and the Company with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split is implemented. If our stockholders approve this Proposal 4, the Board will implement the Reverse Stock Split only upon a determination that the Reverse Stock Split is in the best interests of the stockholders at that time. The Board will then select the ratio for the Reverse Stock Split within the range approved by stockholders that the Board determines to be advisable and in the best interests of the stockholders, considering relevant market conditions at the time the Reverse Stock Split is to be implemented. The factors that the Board may consider in determining the Reverse Stock Split ratio include, but are not limited to, the following:

●	The historical and projected trading price and trading volume of our common stock;

●	General economic and other related conditions prevailing in our industry and in the marketplace; and

●	Our ability to meet the minimum share price requirement of a national securities exchange.

The Board intends to select the Reverse Stock Split ratio that it believes will be most likely to achieve the anticipated benefits of the Reverse Stock Split described above. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the implementation of the Reverse Stock Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the per share trading price of our common stock. However, the effect of the Reverse Stock Split on the per share trading price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied. It is possible that the per share trading price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding shares of common stock following the Reverse Stock Split. In addition, although we believe the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We cannot assure you that our listing application will be approved by a national securities exchange. Even if our stockholders adopt and approve the proposed Reverse Stock Split Amendment and the Reverse Stock Split is effected, there can be no assurance that we will meet the minimum share price requirement of a national securities exchange, that our listing application will be approved by a national securities exchange, or that, if listed, we will continue to be in compliance with continued listing criteria.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired result of increasing the marketability of our common stock.

Effects of the Reverse Stock Split

General

The principal effect of the Reverse Stock Split, if implemented by the Board, would be to proportionately decrease the number of issued and outstanding shares of our common stock based on the ratio selected by our Board, which will result in each stockholder owning a reduced number of shares of common stock after the effective date of the Reverse Stock Split. The actual number of shares issued and outstanding and ultimately owned by each stockholder after giving effect to the Reverse Stock Split, if implemented, would depend on the ratio for the Reverse Stock Split that is ultimately determined by our Board. The Reverse Stock Split would affect all holders of our common stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except that, as described below under “Mechanics of the Reverse Stock Split-Fractional Shares,” stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In addition, the Reverse Stock Split would not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures, or CUSIP, number, which is a number used to identify our common stock.

Effect on Capital Stock

Pursuant to our Articles of Incorporation, our capital stock consists of 510,000,000 shares, of which 500,000,000 are shares of common stock, par value $0.00001 per share, and 10,000,000 are shares of “blank check” preferred stock, par value $0.00001 per share. The proposed Reverse Stock Split will have no impact on the total authorized number of shares of common stock or preferred stock, or the par value of the common stock or preferred stock. See “Proposal 3—Approval of Amendment to Articles of Incorporation to Increase Authorized Shares of Common Stock,” however. As of the Record Date, there were no shares of preferred stock designated or issued.

Accounting Matters

As a result of the Reverse Stock Split, at the effective time of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split ratio chosen by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged. The historical earnings or loss per share of our common stock reported in all financial reports published after the effective date of the Reverse Stock Split will be restated to reflect the proportionate decrease in the number of outstanding shares of common stock for all periods presented so that the results are comparable.

Mechanics of the Reverse Stock Split

Holders of registered shares of our common stock that hold shares only in book-entry form do not need to take any action to receive post-Reverse Stock Split shares of our common stock in registered book-entry form. If you hold any shares in certificated form, you will receive separate instructions from our transfer agent. If you are entitled to post-Reverse Stock Split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of shares of our common stock you then hold.

If you hold your shares of common stock in street name, your broker, bank or other intermediary will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in street name in the same manner as registered holders; however, these brokers, banks or other intermediaries may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our common stock with a broker, bank or other intermediary, and you have any questions in this regard, we encourage you to contact your bank, broker or other intermediary.

If you hold any of your shares of our common stock in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can deliver your stock certificates to the transfer agent and exchange them for shares of common stock held in book-entry form. We will not issue new certificates, and following the Reverse Stock Split, shares will be held only in book-entry form. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after your delivery to the transfer agent of the transmittal letter and your stock certificate(s), you will receive a transaction statement showing the post-Reverse Stock Splits shares of common stock you own in book-entry form. After the effective time of the Reverse Stock Split, any shares of common stock you hold in certificate from representing pre-split shares of common stock cannot be traded for value, other than in accordance with the exchange procedures described above, and cannot be used for either transfers or deliveries of your shares to other persons. Accordingly, you must exchange your stock certificates for shares held in book-entry form in order to trade your shares for value or to effect transfers or deliveries of your shares after the Reverse Stock Split.

As soon as practicable after the surrender to the transfer agent of any stock certificates, together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will adjust its records to reflect that the shares of common stock represented by such stock certificates are held in book-entry form in the name of such person.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.

Effective Time

The effective time of the Reverse Stock Split, if the proposed Reverse Stock Split Amendment is adopted and approved by stockholders and the Reverse Stock Split is implemented at the direction of the Board, will be the date and time that the Certificate of Amendment effecting the amendment with the ratio selected by the Board is filed with the Nevada Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the 2021 annual meeting of stockholders; provided, however, that in no event will the Reverse Stock Split become effective until it has been processed by FINRA. The exact timing of the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to Sysorex and its stockholders, and the effective date will be publicly announced by Sysorex.

The Reverse Stock Split may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment with the Nevada Secretary of State, notwithstanding stockholder adoption and approval of the Reverse Stock Split Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Reverse Stock Split. If the Certificate of Amendment implementing the Reverse Stock Split has not been filed with the Nevada Secretary of State on or before the date of the 2023 annual meeting of stockholders, the Board will be deemed to have abandoned the Reverse Stock Split.

Appraisal Rights

Under the Nevada law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to stockholders for U.S. federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders of our common stock that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Board intends the Reverse Stock Split to be treated as a “recapitalization” under Section 368(a)(1)(E) of the Code, although no assurances are provided in this regard. In such case, we should not recognize gain or loss in connection with the Reverse Stock Split. Also, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective time of the Reverse Stock Split.

Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption must furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Vote Required

Under the Nevada, the affirmative vote of the plurality of shares of common stock entitled to vote at the Annual Meeting is required to adopt and approve the Reverse Stock Split Amendment. You may vote “for,” “against” or “abstain” from voting on Proposal 4. Abstentions and broker non-votes will have the effect of a vote “against” Proposal 4.

Voting on Proposal 4 may have implications for adoption of Proposal 5. If Proposal 4 is not approved by the plurality of shares of common stock entitled to vote at the Annual Meeting or the Reverse Stock Split does not occur, Proposal 5 will not be adopted, even if Proposal 5 is approved by stockholders.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 5—APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION TO

DECREASE AUTHORIZED SHARES OF COMMON STOCK, WHICH APPROVAL IS CONTINGENT

UPON THE OCCURRENCE OF THE REVERSE STOCK SPLIT THAT IS SUBJECT TO

STOCKHOLDER APPROVAL IN PROPOSAL 4

We are asking stockholders to adopt and approve, contingent upon the occurrence of the reverse stock split that is subject to stockholder approval in Proposal 4, an amendment to our Articles of Incorporation to effect the authorized share decrease (the “Authorized Share Decrease”). On June 15, 2022, our Board of Directors unanimously approved and declared advisable the proposed Authorized Share Decrease Amendment if the Reverse Stock Split occurs, and recommends that our stockholders adopt and approve the proposed contingent Authorized Share Decrease Amendment. If approved by stockholders, Proposal 5 will authorize the amendment of our Articles of Incorporation to effect the Authorized Share Decrease from 3,000,000,000 shares of common stock (assuming the Authorized Share Increase occurs) to 500,000,000 shares of common stock. The number of authorized shares of preferred stock will be designated as 10,000,000.

Assuming (a) stockholders approve the Reverse Stock Split Proposal; (b) the Reverse Stock Split occurs; and (c) stockholders approve the Authorized Share Decrease Amendment, the effective date of the Authorized Share Decrease will be determined at the sole discretion of the Board of Directors, and may occur as soon as the day of the Annual Meeting. The effective date of the Authorized Share Decrease will be publicly announced by Sysorex. The Board of Directors may determine, in its sole discretion, not to effect the Authorized Share Decrease and not to file any amendment to our Articles of Incorporation.

Potential Benefits of Decreasing Authorized Shares

The purpose of the Authorized Share Increase (Proposal 3) is to provide us with a sufficient number of authorized shares of common stock to cover conversions of the Convertible Debentures. The conversion price of the Convertible Debentures, as described in “Proposal 3--Shares Required for Convertible Debentures”, is calculated based on the price per share of our common stock. The Conversion Price is the lesser of 80% of the average of the VWAP during the 5 Trading Day period immediately prior to the applicable Conversion Date and $18. The VWAP of our common stock is inversely related to the number of shares that the Company may be required to issue when Convertible Debentures are converted.

Our Board of Directors’ primary reason for approving and recommending the Reverse Stock Split (Proposal 4) is to increase the share price of our common stock. If the price per share of our common stock increases, the number of authorized shares of common stock potentially required to cover conversions of the Convertible Debentures will be lower because of the conversion formula. As the VWAP of our common stock increases, fewer shares would be required for conversions. The Board of Directors also expects that some conversions of Convertible Debentures will be satisfied shortly following the Authorized Share Increase. Therefore, assuming that (a) the price per share of our common stock increases due to the Reverse Stock Split and (b) the number of Convertible Debentures decreases, the Board of Directors believes authorizing more than 500,000,000 shares of common stock for issuance would no longer be advisable. The Board of Directors believes that if the number of authorized shares of common stock is decreased, it may have the effect of making investment in our common stock more attractive to investors because the risk of dilution by issuance of additional shares is more limited.

Although our Board believes it is in Sysorex’s best interests to increase the number of authorized shares of common stock in order to give us greater ability and flexibility in considering and planning for future corporate needs (as explained in Proposal 3), the Board believes that at a higher share price, authorizing 500,000,000 shares of common stock will provide us with the ability and flexibility desired.

We do not have any definitive plans, arrangements, understandings or agreements regarding the potential implications of Decreasing Authorized Shares. We are asking stockholders to approve the Authorized Share Decrease Amendment which, if approved by stockholders and the Reverse Stock Split occurs, will authorize the amendment of our Articles of Incorporation to effect the Authorized Share Decrease from 3,000,000,000 shares of common stock (assuming the Authorized Share Increase occurs) to 500,000,000 shares of common stock. The number of authorized shares of preferred stock will be designated as 10,000,000.

Except as otherwise required by law, all authorized shares of common stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for various future corporate needs, including those outlined herein. The adoption of the Authorized Share Decrease Amendment would not have any immediate accretive effect on the proportionate voting power or other rights of existing stockholders. However, future issuance of additional authorized shares of our common stock would be more limited than would be the case if 3,000,000,000 shares of common stock were authorized for issuance (i.e., if the Authorized Share Increase occurs).

Any newly authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The Authorized Share Decrease Amendment will not affect the rights of current holders of our common stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.

Board Discretion to Implement the Authorized Share Decrease

The Board believes that stockholder adoption and approval of the Authorized Share Decrease is in the best interests of our stockholders if the Reverse Stock Split occurs. If our stockholders approve this Proposal 5, the Board will implement the Authorized Share Decrease only if (a) the Reverse Stock Split occurs and (b) upon the Board’s determination that the Authorized Share Decrease is in the best interests of the stockholders at that time.

Effective Time

The effective time of the Authorized Share Decrease, if the Reverse Stock Split occurs, the proposed Authorized Share Decrease Amendment is adopted and approved by stockholders, and the Authorized Share Decrease is implemented at the direction of the Board, will be the date and time that the Certificate of Amendment effecting the Authorized Share Decrease is filed with the Nevada Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the 2022 annual meeting of stockholders; provided, however, that in no event will the Authorized Share Decrease become effective until all contingencies are met, and the amendment has been processed by FINRA. The exact timing of the Authorized Share Decrease will be determined by our Board based on its evaluation as to when such action will be the most advantageous to Sysorex and its stockholders, and the effective date will be publicly announced by Sysorex.

The Authorized Share Decrease may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment with the Nevada Secretary of State, notwithstanding stockholder adoption and approval of the Authorized Share Decrease Amendment, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Decrease.  If the Certificate of Amendment implementing the Authorized Share Decrease is not effective with the Nevada Secretary of State on or before the date of the 2023 annual meeting of stockholders, the Board will be deemed to have abandoned the Authorized Share Decrease.

Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Authorized Share Decrease and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Share Decrease that is not shared by all of our other stockholders.

Votes Required

Under the Nevada Revised Statutes, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to adopt and approve the Authorized Share Decrease Amendment. Proposal 5 is also contingent upon the occurrence of the Reverse Stock Split that is subject to stockholder approval in Proposal 4. Therefore, unless the Reverse Stock Split is approved by stockholders and occurs, voting on Proposal 5 will have no effect.

You may vote “for,” “against” or “abstain” from voting on Proposal 5. Abstentions and broker non-votes will have the effect of a vote “against” Proposal 5.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AUTHORIZED SHARE DECREASE PROPOSAL THAT IS CONTINGENT UPON THE OCCURRENCE OF THE REVERSE STOCK SPLIT THAT IS SUBJECT TO STOCKHOLDER APPROVAL IN PROPOSAL 4.

PROPOSAL 6—APPROVAL OF AN AMENDMENT TO ARTICLES OF INCORPORATION TO

REMOVE STOCKHOLDER NOMINATION OF DIRECTORS REQUIREMENTS

We are asking stockholders to adopt and approve an amendment to our Articles of Incorporation to remove the stockholder nomination of directors requirements contained in Article 15 (the “Removal of Stockholder Nomination Charter Requirements”). On June 15, 2022, our Board of Directors unanimously approved and declared advisable the proposed Removal of Stockholder Nomination Charter Requirements, and recommends that our stockholders adopt and approve the proposed Removal of Stockholder Nomination Charter Requirements.

The Board has determined that the current stockholder nomination charter requirements are neither customary for Nevada public companies nor beneficial to the Company. Furthermore, the Board believes that compliance with the provision is burdensome to the Company and the stockholders. The Board believes the stockholder nomination framework contained in Article IV Section 7 of the Company’s Bylaws is more customary for Nevada public companies and beneficial to the Company and the stockholders.

If approved by stockholders, this Proposal 6 will remove Article 15 from our Articles of Incorporation, which provides:

ARTICLE 15. STOCKHOLDER NOMINATION OF DIRECTORS

Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding and the requirements of the bylaws of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or any nominating committee or person appointed by the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting so long as such nomination complies with the notice procedures set forth in this Article 15 and the bylaws of the Corporation. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice must be sent to the Secretary of the Corporation and shah set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of the stockholder and (ii) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with foe terms of this Article 1 5 and foe bylaws of the Corporation. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article 15 or the bylaws of the Corporation, he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded.

If this Removal of Stockholder Nomination Charter Requirements proposal is adopted, stockholder nominations will remain subject to our Bylaws, the requirements of Nevada law, any applicable requirements of any market on which our securities may be listed, and any other applicable rules and regulations. Our Bylaws Article IV Section 7 provides as follows:

Section 7. Notice of Stockholder Nominations. In addition to the provisions governing a stockholder’s (the “Nominating Stockholder”) notice of nominations of persons for election to the Board provided for in Article 15 of the Articles of Incorporation:

7.1 The Nominating Stockholder’s notice shall set forth, as to each person whom the Nominating Stockholder proposes to nominate for election as a director: (i) such person’s written consent to being named in the Nominating Stockholder’s proxy statement as a nominee and to serving as a director if elected, (ii) a description of any agreement, arrangement or understanding with any individual or entity, including the Nominating Stockholder, with respect to the nomination of such person, (iii) a representation that the Nominating Stockholder submitting the notice is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to continuously hold such stock of the Corporation through such meeting and intends to appear in person or by a qualified representative at the meeting to propose such nomination, and (iv) a representation as to whether the Nominating Stockholder intends (A) to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding capital stock and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

7.2 A Nominating Stockholder shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof.

7.3 Only such persons who are nominated in accordance with the procedures set forth in this Section 7 and Article 15 of the Articles of Incorporation shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty: (i) to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and Article 15 of the Articles of Incorporation and (ii) if any proposed nomination was not made in compliance with this Section 7 and Article 15 of the Articles of Incorporation, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 7 and Article 15 of the Articles of Incorporation, unless otherwise required by law, if the Nominating Stockholder (or a qualified representative of the Nominating Stockholder) does not appear in person at the annual meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7, to be considered a qualified representative of the Nominating Stockholder, a person must be a duly authorized officer, manager or partner of the Nominating Stockholder or must be authorized by a writing executed by the Nominating Stockholder or an electronic transmission delivered by the Nominating Stockholder to act for the Nominating Stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

7.4 Notwithstanding the foregoing provisions of this Section 7 and Article 15 of the Articles of Incorporation, the Nominating Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7 and Article 15 of the Articles of Incorporation; provided, however, that any references in these Bylaws or in the Articles of Incorporation to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 7 and Article 15 of the Articles of Incorporation. Nothing in this Section 7 and Article 15 of the Articles of Incorporation shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

Assuming stockholders approve the Removal of Stockholder Nomination Charter Requirements proposal, the effective date of the amendment will be determined at the sole discretion of the Board of Directors, and may occur as soon as the day of the Annual Meeting. The effective date of the amendment will be publicly announced by Sysorex. The Board of Directors may determine, in its sole discretion, not to effect the Removal of Stockholder Nomination Charter Requirements and not to file any amendment to our Articles of Incorporation.

Board Discretion to Implement the Removal of Stockholder Nomination Charter Requirements

The Board believes that stockholder adoption and approval of the Removal of Stockholder Nomination Charter Requirements is in the best interests of our stockholders. If our stockholders approve this Proposal 6, the Board will implement the Removal of Stockholder Nomination Charter Requirements only upon a determination that the Removal of Stockholder Nomination Charter Requirements is in the best interests of the stockholders at that time.

If stockholders approve the Removal of Stockholder Nomination Charter Requirements and the Board determines to proceed with such action, the Board expects that it will also amend the Company’s Bylaws to remove references to Article 15 of the Articles of Incorporation. No stockholder vote will be held to amend the Bylaws. The Board has the authority to amend the Bylaws without shareholder vote under the Sysorex Articles of Incorporation and Nevada law.

Effective Time

The effective time of the amendment to the Articles of Incorporation, if the Removal of Stockholder Nomination Charter Requirements is adopted and approved by stockholders and the Removal of Stockholder Nomination Charter Requirements is implemented at the direction of the Board, will be the date and time that the Certificate of Amendment effecting the Removal of Stockholder Nomination Charter Requirements is filed with the Nevada Secretary of State or such later time as is specified therein. Such filing may occur as soon as the day of the Annual Meeting or at any time prior to the 2023 annual meeting of stockholders. The exact timing of the Removal of Stockholder Nomination Charter Requirements will be determined by our Board based on its evaluation as to when such action will be the most advantageous to Sysorex and its stockholders, and the effective date will be publicly announced by Sysorex.

The Removal of Stockholder Nomination Charter Requirements may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment with the Nevada Secretary of State, notwithstanding stockholder adoption and approval of the Removal of Stockholder Nomination Charter Requirements, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Removal of Stockholder Nomination Charter Requirements. If the Certificate of Amendment implementing the Removal of Stockholder Nomination Charter Requirements is not effective with the Nevada Secretary of State on or before the date of the 2023 annual meeting of stockholders, the Board will be deemed to have abandoned the Removal of Stockholder Nomination Charter Requirements.

Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Removal of Stockholder Nomination Charter Requirements and we will not independently provide our stockholders with any such rights.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Removal of Stockholder Nomination Charter Requirements that is not shared by all of our other stockholders.

Vote Required

Under the Nevada Revised Statutes, the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to adopt and approve the Removal of Stockholder Nomination Charter Requirements. You may vote “for,” “against” or “abstain” from voting on Proposal 6. Abstentions and broker non-votes will have the effect of a vote “against” Proposal 6.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REMOVAL OF STOCKHOLDER NOMINATION CHARTER REQUIREMENTS PROPOSAL.

PROPOSAL 7—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement. As described in the “Executive Compensation” section of this Proxy Statement, we intend to develop an executive compensation program that is consistent with our existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to Sysorex’s long-term success.

We currently do not have a Compensation Committee. Decisions on the executive compensation program will be made by the Board of Directors unless a Compensation Committee is established. The discussion set forth in the Proxy Statement is based on the present expectations as to the executive compensation program to be adopted by the Board. The executive compensation program actually adopted will depend on the judgment of the members of the Board, and may differ from that set forth herein.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Board will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards, if any.

Additional information about the compensation of our named executive officers is provided in the “Executive Compensation” section of this Proxy Statement, which includes compensation tables and narrative discussion. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Sysorex, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the ‘Executive Compensation’ section, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

This is a non-binding advisory vote only. The affirmative vote of the majority of the shares present and entitled to vote at the Annual Meeting is required to approve Proposal 7. You may vote “for,” “against” or “abstain” from voting on Proposal 7. Abstentions will have the effect of a vote “against” Proposal 7. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 7. While this vote is advisory and not binding on us, it will provide information to our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining executive compensation in the future.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS

PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

PROPOSAL 8—ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In addition to the advisory approval of our executive compensation program described in Proposal 7, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation every three years is appropriate for the Company and its stockholders at this time.

As an advisory vote, this proposal is non-binding and will not overrule any decision by the Board or require the Board to take any action. However, the Board values the opinions of our stockholders and will consider the outcome of the vote when making future decisions for the frequency in which stockholders may vote on executive compensation.

Vote Required

This is a non-binding advisory vote only. The frequency of the advisory vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. With respect to Proposal 8, you may vote every “one year,” “two years,” or “three years” or “abstain” from voting on Proposal 8. If you “abstain” from voting with respect to Proposal 8, your vote will have no effect on this proposal. Broker non-votes will have no effect on the vote for Proposal 8.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR EVERY THREE YEARS AS THE FREQUENCY FOR THE COMPANY’S EXECUTIVE COMPENSATION ADVISORY VOTE.

PROPOSAL 9 —RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Friedman LLP (“Friedman”) has served as the Company’s independent registered public accounting firm since the Board’s appointment on June 3, 2021. On June 3, 2021, the Company notified Marcum LLP, the Company’s prior independent registered public accounting firm, that it was being dismissed, effective June 3, 2021. The Board has appointed Friedman to act in that capacity for the fiscal year ending December 31, 2022. A representative of Friedman is not expected to be present at the Annual Meeting.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Board believes that it is appropriate as a matter of policy to request that stockholders ratify Friedman’s appointment as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Board will investigate the reasons for stockholder rejection and consider whether to retain Friedman or will appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The aggregate fees billed for the fiscal years ended December 31, 2021 and 2020 for:

●	Professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q (“Audit Fees”),

●	Assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements and not reportable under Audit Fees (the “Audit Related Fees”),

●	Tax compliance, advice, and planning (“Tax Fees”), and

●	Other products or services provided (“Other Fees”)

were as follows:

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit Fees	$587,000	$270,262
Audit Related Fees	$--	$--
Tax Fees	$--	$--
All Other Fees	$--	$--
Total	$--	$--

Audit Fees. The “Audit Fees” are the aggregate fees of Friedman attributable to professional services rendered in 2021 for the audit of our annual financial statements, for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by Friedman in connection with statutory and regulatory filings or engagements for that fiscal year.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audits and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2021.

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the SEC rules:

●	The Audit Committee has reviewed and discussed with management and with Friedman LLP, the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2021 (the “2021 Financial Statements”).

●	Friedman LLP has advised the management of the Company and the Audit Committee that it has discussed with them all the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

●	The Audit Committee has received from Friedman LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Friedman LLP’s communications with the Audit Committee concerning independence and has discussed Friedman LLP’s independence with them, and based on this evaluation and discussion, recommended that Friedman LLP be selected as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

●	Based upon the aforementioned review, discussions and representations of Friedman LLP, the Audit Committee recommended to the Board of Directors that the 2021 Financial Statements be included in the Company’s Annual Report on Form 10-K for the 2021 fiscal year.

Submitted by the Audit Committee of the Board of Directors:

William B. Stilley, III

Vote Required

The affirmative vote of the shares present and entitled to vote at the Annual Meeting is required to ratify the appointment of Friedman as our independent registered public accounting firm. You may vote “for,” “against” or “abstain” from voting on Proposal 9. Abstentions will have the effect of a vote “against” Proposal 9. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 9.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF FRIEDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based on our knowledge, certain information as of May 27, 2022, the Record Date, regarding the beneficial ownership of our common stock by the following persons:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our current named executive officers and directors that beneficially own shares of our common stock; and

●	all our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 494,543,611 shares of our common stock outstanding as of May 27, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person that are currently exercisable or that will become exercisable within 60 days of May 27, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Sysorex, Inc., 13880 Dulles Corner Lane, Suite 120, Herndon, Virginia 20171.

	Amount
	and
	nature of
	beneficial		Percent of
Name of Beneficial Owner	ownership		Class
Named Executive Officers and Directors:
Wayne Wasserberg	1,000,000		*
Zaman Khan	1,039,455	(1)	*
Vincent Loiacono	829,086	(2)	*
William B. Stilley	75,000		*
All Directors and Executive Officers as a Group (4 persons)	2,943,541	(3)	*

More than 5% Beneficial Owners
None

(1)	Represents (i) 289,455 shares of common stock held directly by Mr. Khan; and (ii) 750,000 shares of common stock that Mr. Khan has the right to acquire upon exercise of vested stock options.

(2)	Represents (i) 79,086 shares of common stock held directly by Mr. Loiacono; and (ii) 750,000 shares of common stock that Mr. Loiacono has the right to acquire upon exercise of vested stock options.

(3)	Includes 1,500,000 shares of common stock that the directors and executive officers have the right to acquire upon exercise of vested stock options.

*	less than 1% of the issued and outstanding shares of common stock.

OTHER MATTERS

Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment. Stockholders are urged to vote on the matters to be considered in advance of the Annual Meeting. You may vote your proxy by telephone or via the Internet or by completing and returning the enclosed proxy card.

The Company will bear the costs of its solicitation of proxies. In addition to the use of the mail, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements filed as part of the Annual Report, as amended (the “2021 Form 10-K”), accompanies this Proxy Statement. We will provide stockholders with additional copies of the 2021 Form 10-K, without charge, upon written request to Corporate Secretary, Sysorex, Inc., 13880 Dulles Corner Lane, Suite 120, Herndon, VA 20171. The 2021 Form 10-K and the exhibits thereto also are available, free of charge, from the SEC’s website (https://www.sec.gov).

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent at Computershare Investor Services, P.O. Box 505005, Louisville, KY 40233-5005.

To delist yourself from householding in the future you may write us at Sysorex, Inc., 13880 Dulles Corner Lane, Suite 120, Herndon, VA 20171, Attention: Corporate Secretary, or call (800) 680-7412. Upon written or oral request directed to the Company at the address or phone number listed above, we will deliver promptly a separate copy of the proxy materials.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in the proxy statement and form of proxy for the 2023 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Corporate Secretary, Sysorex, Inc., 13880 Dulles Corner Lane, Suite 120, Herndon, VA 20171 no later than February 17, 2023. The proposals must comply with the rules of the SEC relating to stockholder proposals.

By Order of the Board of Directors,

/s/ Wayne Wasserberg
Chief Executive Officer

June 17, 2022

SYSOREX VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/SYSX** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SYSX

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2022 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all three director nominees listed, FOR Proposals 2, 3, 4, 5, 6, 7 and 9; and FOR every THREE YEARS for Proposal 8.

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1. Election of Directors:

	For	Withhold
01 - Wayne Wasserberg	☐	☐
02 - Zaman Khan	☐	☐
03 - William Stilley	☐	☐

Proposal	3 Years	2 Years	1 Year	Abstain
8. To hold a non-binding advisory vote on the frequency of executive compensation advisory votes; and	☐	☐	☐	☐

Proposal	For	Against	Abstain
9. To ratify the appointment of Friedman LLP as Sysorex Inc.'s independent registered public accounting firm on June 3, 2021 for the fiscal year ending December 31, 2022.	☐	☐	☐

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2022 Annual Meeting of Sysorex, Inc. Shareholders

The 2022 Annual Meeting of Shareholders of Sysorex, Inc. will be held on
Monday, July 25, 2022 at 10:00 a.m., Eastern Time, virtually via the Internet at www.meetnow.global/M6UYG4V.

To access the virtual meeting, you must have the number that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The proxy materials are available at: www.investorvote.com/SYSX

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SYSX

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2022 Annual Meeting Proxy Card

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — July 25, 2022

Wayne Wasserberg, Zaman Khan, and Vincent Loiacono, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Sysorex, Inc. to be held on July 25, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote on Proposal 9, the ratification of Friedman LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. However, Proposals 1 through 8 are non-routine matters for which brokers do not have authority to vote your shares at the Annual Meeting if you do not provide instructions on how to vote your shares.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address (if applicable) — Please print new address below.